Exhibit 10.25

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

ARTICLE I
Establishment and Purpose	Page 3

ARTICLE II
Definitions	Page 3

ARTICLE III
Eligibility and Participation	Page 6

ARTICLE IV
Deferral Elections, Account Valuation	Page 7

ARTICLE V
Distributions and Withdrawals	Page 9

ARTICLE VI
Administration	Page 11

ARTICLE VII
Amendment and Termination	Page 12

ARTICLE VIII
Informal Funding	Page 13

ARTICLE IX
General Conditions	Page 13

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

PSS World Medical, Inc. (the “Company”) hereby adopts the PSS World Medical, Inc. Directors’ Deferred Compensation Plan (the “Plan”), effective January 1, 2004 (the “Effective Date”). The purpose of the Plan is to provide non-employee Directors with an opportunity to defer receipt of their annual retainer, meeting fees, and other cash compensation. The Plan is not intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code, and will not be subject to ERISA because it will not be offered to employees of the Company.

ARTICLE II

DEFINITIONS

2.1	Account Balance. Account Balance means the total value of all the Investment Options in which the Participant deferrals have been Deemed Invested as of a specific date, taking into account the value of all distributions from that Account to the specific date.

2.2	Allocation Election. Allocation Election means a choice by a Participant of one or more Investment Options, and the allocation among them, in which future Participant deferrals are Deemed Invested for purposes of determining earnings in the Deferred Compensation Account.

2.3	Allocation Election Form. Allocation Election Form means the form (or Website screen) approved by the Plan Administrator on which the Participant makes or modifies an Allocation Election.

2.4	Annual Valuation Date. Annual Valuation Date shall mean the anniversary of the Termination Valuation Date utilized to determine the amount of an annual installment payment.

2.5	Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant on the form designated by the Plan Administrator to receive benefits to which a Beneficiary is entitled under and in accordance with provisions of the Plan. The Participant’s estate shall be the Beneficiary if:

a.	the Participant has not designated a natural person or trust as Beneficiary, or

b.	the designated Beneficiary has predeceased the Participant.

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

2.6	Change in Control. Change in Control means the occurrence of: (a) any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), (b) any sale or transfer by the Company of all or substantially all of its assets, or (c) any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then-outstanding voting securities of the Company.

2.7	Chief Executive Officer. Chief Executive Officer means the individual who performs the functions of a Chief Executive Officer for the Company.

2.8	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.9	Company. Company means PSS World Medical, Inc.

2.10	Compensation. Compensation shall mean, for purposes of this Plan, cash remuneration paid to a Director in connection with his or her services as an outside Director with the Company including, without limitation, annual retainers, meeting fees, and other Directors’ fees, and any equity based compensation (if any) approved by the Plan Administrator as Compensation for purposes of this Plan.

2.11	Compensation Deferral Agreement. Compensation Deferral Agreement shall mean the deferral election form, or such other forms furnished by the Plan Administrator (or screens on the Participant Website approved by the Plan Administrator), on which a Participant elects: (a) the amount of deferral and type of Compensation to be deferred beginning the first day of the following Plan Year; and (b) the Form of Payment elections for Termination Benefits. The Allocation Election Form may be part of the Compensation Deferral Agreement, in the discretion of the Plan Administrator.

2.12	Death Benefit. Death Benefit shall mean a distribution of the total amount of the Participant’s Deferred Compensation Account Balance to the Participant’s Beneficiary(ies) in accordance with Article V of the Plan.

2.13	Deemed Investment. A Deemed Investment (or “Deemed Invested”) shall mean the notional conversion of a dollar amount of deferred Compensation credited to a Participant’s Deferred Compensation Account into shares or units (or a fraction

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

of such measures of ownership, if applicable) of the underlying investment (e.g. mutual fund or other investment) which is referred to by the Investment Option(s) selected by the Participant. The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, for a distribution) at the purchase price as of the close of business of the day on which the Deemed Investment occurs. At no time shall a Participant have any real or beneficial ownership in the actual investment to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Company or a trustee acting on behalf of the Company.

2.14	Deferred Compensation Account (“Account”). A Participant’s Deferred Compensation Account shall mean a record maintained by the Plan Administrator of all Participant deferrals and Deemed Investments thereof minus any withdrawals and distributions from said Account. The Account shall be a bookkeeping account utilized solely as a device for the measurement of amounts to be paid to the Participant under the Plan. The Account, and all Sub-Accounts, shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for Code purposes and, moreover, amounts credited thereto shall not be considered “plan assets”.

2.15	Deferred Compensation Committee or “Committee”. Deferred Compensation Committee, or “Committee” means a committee of at least three (3) officers of the Company appointed by the Compensation Committee of the Board or the Chief Executive Officer, who shall serve until the earlier of termination of service or appointment of a replacement by the Compensation Committee of the Board or the Chief Executive Officer.

2.16	Director. Director shall mean for purposes of this Plan a non-employee independent contractor serving as a member of the Board of Directors of the Company.

2.17	Investment Option. Investment Option shall mean a security or other investment such as a mutual fund, life insurance sub-account, or other investment approved by the Plan Administrator for use as part of an Investment Option menu, which a Participant may elect as a measuring device to determine Deemed Investment earnings (positive or negative) to be valued in the Participant’s Account or Sub-Account. The Participant has no real or beneficial ownership in the security or other investment represented by the Investment Option.

2.18	Participant. Participant means a Director who has elected to defer Compensation in accordance with the Plan in any Plan Year.

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

2.19	Plan. Plan means the PSS World Medical, Inc. Directors’ Deferred Compensation Plan as documented herein and as may be amended from time to time hereafter.

2.20	Plan Administrator. Plan Administrator shall mean a person or persons appointed by the Deferred Compensation Committee who is responsible for the day-to-day decision making, record keeping, and administration of the Plan; provided, that the Plan Administrator may delegate duties of the Plan Administrator to employees or others to assist in the administration of the Plan.

2.21	Plan Year. Plan Year means January 1 through December 31 each year.

2.22	Sub-Account. Sub-Account shall mean a portion of the Deferred Compensation Account maintained separately by the Plan Administrator in order to properly administer the Plan.

2.23	Termination Benefit. Termination Benefit shall mean the Participant’s Deferred Compensation Account Balance distributed in accordance with Article V of the Plan.

2.24	Termination of Service. Termination of Service shall mean the complete termination of a Director’s service on the Board of Directors of the Company.

2.25	Termination Valuation Date. Termination Valuation Date shall mean the last day of the calendar month in which Termination of Service occurs.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1	Eligibility and Participation. Each Director shall be eligible to participate in this Plan.

3.2	Duration. Once a Director becomes a Participant, such Director shall continue to be a Participant so long as he or she is entitled to receive benefits hereunder, notwithstanding any subsequent Termination of Service.

3.3	Revocation of Future Participation. Notwithstanding the provisions of Section 3.2, the Committee may revoke such Participant’s eligibility to make future deferrals under this Plan. Such revocation will not affect in any manner a Participant’s Deferred Compensation Account or other terms of this Plan.

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

3.4	Notification. Each newly eligible Director shall be notified by the Plan Administrator, in writing, of his or her eligibility to participate in this Plan.

ARTICLE IV

DEFERRAL ELECTIONS, AND PARTICIPANT ACCOUNT VALUATION

4.1	Deferral Elections

(a)	A Participant shall make deferral elections under the Plan by completing and submitting to the Plan Administrator a written Compensation Deferral Agreement provided by the Plan Administrator (or completing and electronically submitting the deferral election screen on the Participant website, when made available by the Plan Administrator). Deferral elections shall be made during an annual enrollment period which shall end no later than December 31 preceding the Plan Year to which the deferral election relates. Notwithstanding the foregoing, a Director who becomes eligible to be a Participant during any Plan Year may, in the initial year of eligibility only, make deferral elections with respect to Compensation which will be paid during the balance of such Plan Year but after such elections in such Plan Year, within 30 days of the date of notification of eligibility as required in Section 3.4 of the Plan.

(b)	Deferral elections shall be for a Plan Year, and shall remain in effect from Plan Year to Plan Year unless modified or revoked by the Participant in writing on such forms as may be prescribed by the Plan Administrator (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available) during an enrollment period. Such modification or revocation shall become effective on the first day of the Plan Year following the date of the modification or revocation.

(c)	A deferral election shall designate the amount of Compensation to be deferred in whole percentages. A Participant may defer up to 100% of his or her Compensation to be paid during the Plan Year to which the election refers.

(d)	Deferrals shall be deducted from a Participant’s Compensation and the amount deferred shall be credited to the Participant’s Deferred Compensation Account and a Deemed Investment shall be made in the investment(s) represented by the Investment Option(s) elected by the Participant as of the close of business on the date it would otherwise have been paid as Compensation to the Participant.

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

(e)	The Compensation Deferral Agreement shall indicate the Participant’s election of a payment schedule for his or her Termination Benefit. A Participant shall elect to have such Termination Benefit distributed: (a) a portion, or all, in a single lump sum payable as soon as administratively practicable following the Termination Valuation Date; and/or (b) the balance (assuming it is at least $25,000) in up to ten (10) annual installment payments payable at the time described in Section 5.3. An election of a payment schedule for a Participant’s Termination Benefit shall pertain to the entire Deferred Compensation Account Balance. A Participant shall be permitted to change his or her payment schedule election at any time by filing a new Compensation Deferral Agreement (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the Participant’s date of Termination of Service. Any payment schedule election made within thirteen months of Termination of Service shall be null and void, and the most recent payment schedule election which is dated at least thirteen months prior to Termination of Service will be in effect.

4.2	Allocation Elections and Valuation of Accounts

(a)	A Participant shall elect Investment Options from a menu provided by the Plan Administrator. The initial election shall be made on the Allocation Election form approved by the Plan Administrator (or Allocation Election Screen on the Participant website approved by the Plan Administrator) and shall specify the allocations among the Investment Options elected. A Participant’s Deferred Compensation Account shall be valued as the sum of the value of all Deemed Investments minus any withdrawals or distributions from said Account. Investment Options shall be utilized to determine the earnings attributable to the Account. Elections of Investment Options do not represent actual ownership of, or any ownership rights in or to, the securities or other investments to which the Investment Options refer, nor is the Company in any way bound or directed to make actual investments corresponding to Deemed Investments.

(b)	The Committee, in its sole discretion, shall be permitted to add or remove Investment Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

to the effective date of such change. Any unallocated portion of the Participant’s Account or any unallocated portion of new deferrals shall be Deemed Invested in an Investment Option referring to a money market based fund.

(c)	A Participant may make a new Allocation Election with respect to future deferrals, and change the allocation of his or her Account, provided that such new allocations shall be in increments of one percent (1%). New Allocation Elections may be made on any business day, and will become effective on the same business day or, in the case of Allocation Elections received after a cut-off time established by the Plan Administrator, the following business day.

(d)	Notwithstanding anything in this Section to the contrary, the Company shall have the sole and exclusive authority to invest any or all amounts deferred in any manner, regardless of any Allocation Elections by any Participant. A Participant’s Allocation Election shall be used solely for purposes of determining the value of such Participant’s Sub-Accounts and the amount of the corresponding liability of the Company in accordance with this Plan.

4.3	Prohibition Against Modifications to deferral elections. A Participant may not modify or revoke a deferral election during a Plan Year.

ARTICLE V

DISTRIBUTIONS AND WITHDRAWALS

5.1	Termination Benefit Distribution. The Termination benefit will be paid (or the first payment will be made) in accordance with the Participant payment schedule election as soon as administratively practicable following the Termination Valuation Date.

5.2	Installment Payments. If the Participant has elected installment payments for his or her Termination Benefit distribution, annual cash payments will be made beginning as soon as administratively practicable following the Termination Valuation Date or, in the event of a partial lump sum election, following the first anniversary of the partial lump sum payment made following Termination of Service. Such payments shall continue annually on or about the anniversary of the previous installment payment until the number of installment payments elected has been paid. The installment payment amount shall be determined

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

annually as the result of a calculation, performed on the Annual Valuation Date, where (i) is divided by (ii):

(i)	equals the value of the applicable Sub-Account on the Annual Valuation Date; and

(ii)	equals the remaining number of installment payments.

5.3	Small Account Balance Lump Sum Payment.

In the event that a Participant’s Deferred Compensation Account Balance is less than $25,000 on the initial Termination Valuation Date, the Termination Benefit shall be paid in a lump sum and any form of payment election to the contrary shall be null and void.

5.4	Death Benefit. In the event of a Participant’s death either before Termination of Service or before complete distribution of the Termination Benefit, such Participant’s Beneficiary, named on the most recently filed Beneficiary Designation Form, shall be paid a Death Benefit in the amount of the remaining Deferred Compensation Account Balance in a single lump sum as soon as practicable following the end of the month in which the Participant’s death occurred. The Valuation Date for purposes of determining the Death Benefit shall be the last day of the month in which the Participant’s death occurs.

5.5	Voluntary Withdrawal. A Participant may request, in writing to the Plan Administrator, to withdraw up to 100% of the vested portion of his or her Deferred Compensation Account Balance at any time and for any reason, subject to a penalty of 10% of the amount withdrawn. The penalty shall be forfeited to the Company. There is a minimum withdrawal amount of $5,000. Deferral elections shall be deemed revoked for the balance of the Plan Year in which such withdrawal election is made and not permitted for the following Plan Year.

5.6	Court Order. In the event a Court of competent jurisdiction orders a division of “plan assets” or a distribution of a Participant’s Account or portion thereof pursuant to a valid Judgment or Court Order, the Plan Administrator shall make a distribution to the Participant or such other recipient as is named in the Judgment or Court Order in the amount necessary to satisfy the Judgment or Court Order.

5.7	Change in Control. In the event a Participant shall have a Termination of Service within two (2) years following a Change in Control, such Participant shall receive his or her Deferred Compensation Account Balance in a single lump sum paid as soon as administratively practicable following the Valuation Date, which shall be the end of the month in which the Change in Control occurs. All payment schedule elections to the contrary shall be ignored.

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

5.8	Pro-rata subtraction from Investment Options. In the event a distribution under this Article V (e.g. an installment payment or voluntary withdrawal, etc.) is less than the entire Account Balance and the Account is allocated over more than one Investment Option, the distribution shall be subtracted from each Investment Option in a pro-rata manner determined in the sole discretion of the Plan Administrator.

ARTICLE VI

ADMINISTRATION

6.1	Plan Administration. This Plan shall be administered by the Plan Administrator, which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Plan Administrator and resolved in accordance with the claims procedures in Article IX.

6.2	Withholding. The Employer shall have the right to withhold from any payment made under the Plan (or any amount deferred into the Plan) any taxes required by law to be withheld in respect of such payment (or deferral).

6.3	Indemnification. The Company shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which is delegated duties, responsibilities, and authority with respect to administration of the Plan, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise.

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

6.4	Expenses. The expenses of administering the Plan shall be paid by the Company.

6.5	Delegation of Authority. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be legal counsel to the Company.

6.6	Binding Decisions or Actions. The decision or action of the Plan Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE VII

AMENDMENT AND TERMINATION

7.1	Amendment and Termination. The Plan is intended to be permanent, but the Committee may at any time modify, amend, or terminate the Plan, provided that such modification, amendment or termination shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant accrued (and any form of payment elected) as of the date of any such modification, amendment, or termination, without the consent of the Participant. Notwithstanding the foregoing, the Committee shall be permitted upon Plan termination to instruct the Plan Administrator to pay each Participant (without such Participant’s consent) a lump sum in the amount of such Participant’s Account Balance as of the date of such Plan termination.

7.2	Adverse Income Tax Determination. Notwithstanding anything to the contrary in the Plan, if any Participant receives a deficiency notice from the United States Internal Revenue Service asserting constructive receipt of amounts payable under the Plan, or if legislation is passed which causes current income taxation of deferred amounts, Company contributions, and/or the investment earnings attributed thereto due to any Participant withdrawal right or other Plan provision, the Committee, in its sole discretion, may terminate the Plan or such Participant’s participation in the Plan, and/or may declare null and void any Plan provision with respect to affected Participants, and/or may make such distributions to Participants as the Committee, in its sole discretion, deems appropriate because of assertions of constructive receipt or other inclusion of deferrals in income of such Participant(s). In addition, it is intended that this Plan comply with all provisions of the Internal Revenue Code and regulations

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DIRECTORS’ DEFERRED COMPENSATION PLAN

and rulings in effect from time to time regarding the permissible deferral of compensation and taxes thereon, and it is understood that this Plan does so comply. If the laws of the United States or of any relevant state are amended or construed in such a way as to make this Plan (or its intended deferral of compensation and taxes) in whole or in part void, then the Deferred Compensation Committee, in its sole discretion, may choose to terminate the Plan or it may (to the extent it deems practicable) give effect to the Plan in such a manner as it deems will best carry out the purposes and intentions of this Plan.

ARTICLE VIII

INFORMAL FUNDING

8.1	General Assets. All benefits in respect of a Participant under this Plan shall be paid directly from the general funds of the Company, or a Rabbi Trust created by the Company and funded by the Company for the purpose of informally funding the Plan, and other than such Rabbi Trust, if created, no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any if its subsidiaries or affiliated companies and any Director, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments from the Company hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

8.2	Rabbi Trust. The Company may, at its sole discretion, establish a grantor trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit, but the Company shall be under no obligation to establish any such trust or any other informal funding vehicle.

ARTICLE IX

GENERAL CONDITIONS

10.1	Anti-assignment Rule. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

PSS WORLD MEDICAL, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

10.2	No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Company or any of its subsidiaries or affiliated companies. The right and power of the Company to dismiss or discharge a Director is expressly reserved.

10.3	No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between a Director and the Company.

10.4	Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.5	Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan Administrator may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

10.6	Governing Law. The laws of the State of Florida shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted, effective as of January 1, 2004.

PSS WORLD MEDICAL, INC.

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